POWERS OF ATTORNEY

The undersigned hereby constitute and appoint Mark N. Jacobs, Steven Newman, Michael Rosenberg, Jeff Prusnofsky, Robert R. Mullery, Janette Farragher, and John Hammalian, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Joseph S. DiMartino _	December 11, 2000

Joseph S. DiMartino

/s/ David P. Feldman	December 11, 2000

David P. Feldman

/s/ James F. Henry	December 11, 2000

James F. Henry

/s/ Rosalind Gersten Jacobs	December 11, 2000

Rosalind Gersten Jacobs

/s/ Paul A. Marks	December 11, 2000

Paul A. Marks

/s/ Martin Peretz	December 11, 2000

Martin Peretz

/s/ Bert W. Wasserman	December 11, 2000

Bert W. Wasserman

EXHIBIT A

Dreyfus A Bonds Plus, Inc.
Dreyfus Balanced Fund, Inc.
Dreyfus Growth and Income Fund, Inc.
Dreyfus Growth Opportunity Fund, Inc.
Dreyfus Institutional Money Market Fund
- Government Securities Series
- Money Market Series
Dreyfus International Funds, Inc.
- Dreyfus International Growth Fund
- Dreyfus Emerging Markets Fund
Dreyfus Money Market Instruments, Inc.
- Government Securities Series
- Money Market Series
Dreyfus Premier Equity Funds, Inc.
- Dreyfus Premier Aggressive Growth Fund
- Dreyfus Premier Emerging Markets Fund
- Dreyfus Premier Growth and Income Fund
Dreyfus Variable Investment Fund
- Appreciation Portfolio
- Balanced Fund
- Disciplined Stock Portfolio
- Growth and Income Portfolio
- International Equity Portfolio
- International Value Portfolio
- Limited Term High Income Portfolio
- Money Market Portfolio
- Quality Bond Portfolio
- Small Cap Portfolio
- Small Company Stock Portfolio
- Special Value Portfolio
- Zero Coupon 2000 Portfolio